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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
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                        POST EFFECTIVE AMENDMENT NO. 6
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                      ----------------------------------
                             CHATWINS GROUP, INC.
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            (Exact name of Registrant as specified in its charter)

   Delaware                          3446                     74-2156829
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(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of           Industrial Classification       Identification No.)
incorporation or                 Code Number)
organization)
                         300 Weyman Plaza, Suite 340
                       Pittsburgh, Pennsylvania  15236
                                (412) 885-5501
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   (Address, including ZIP Code, and telephone number, including area code of registrant's principal executive offices)
                                                                    Copies to:
Joseph C. Lawyer                                      Ann F. Chamberlain, Esq.
President and Chief Executive Officer                   Richards & O'Neil, LLP
300 Weyman Plaza, Suite 340                                   885 Third Avenue
Pittsburgh, Pennsylvania  15236                 New York, New York  10022-4873
(412) 885-5501                                                  (212) 207-1200
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          (Name, address, including ZIP Code, and telephone number,
                  including area code of agent for service)

Approximate date of commencement of proposed sale to the public:

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. _____
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

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                         DEREGISTRATION OF SECURITIES

     The purpose of this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (Registration No. 33-63274) of Chatwins Group, Inc., a Delaware company, is to deregister 50,000 shares of the Common Stock, par value $0.01 per share ("Common Stock") of the Company, issuable upon exercise of the 50,000 warrants (each of which entitles the holder thereof to purchase one share of Common Stock, at an exercise price of $0.01 per share), in each case, registered pursuant to the Registration Statement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 16th day of March, 2000.

                                  CHATWINS GROUP, INC.


                                  By: /s/ Joseph C.Lawyer
                                      ---------------------------
                                      Name:   Joseph C. Lawyer
                                      Title:  President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on this 16th day of March, 2000.

Signature                                           Title
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/s/                                   Chairman of the Board and Director
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    Charles E. Bradley, Sr.


/s/                                   President, Chief Executive Officer
---------------------------           and Director
    Joseph C. Lawyer


/s/                                   Director
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    John G. Poole


/s/                                   Director
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    Charles E. Bradley, Jr.


/s/                                   Vice President, Chief Financial Officer
---------------------------           and Treasurer (chief financial and
    John M. Froehlich                 accounting officer)